UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 8, 2021
Federal Home Loan Bank of Cincinnati
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation of the United States	000-51399	31-6000228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(513) 852-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deemed Election of Ohio Member Director

On September 8, 2021, Kathleen A. Rogers, Executive Vice President at U.S. Bank, N.A., Cincinnati, Ohio, was declared elected by the Federal Home Loan Bank of Cincinnati (FHLB) to serve as an Ohio member director on the FHLB’s board of directors for a four-year term commencing January 1, 2022. This will be Ms. Rogers first full term as an Ohio member director, having been appointed to fill an unexpired term for a prior director effective January 1, 2020. The 2022 board committees on which Ms. Rogers will be named to serve have not been determined as of the date of this filing.

Legal Framework for the Deemed Election

The election of Ms. Rogers took place in accordance with the rules governing the election of Federal Home Loan Bank member directors specified in the Federal Home Loan Bank Act of 1932, as amended (Bank Act), and the related regulations of the Federal Housing Finance Agency (Finance Agency). Finance Agency regulations provide that if the number of eligible nominations for member directorships is equal to the number of member directorships to be filled, balloting is unnecessary and such nominees are deemed elected upon notice to the FHLB’s members in the relevant state. On September 8, 2021, the FHLB sent notice of Ms. Roger’s election to its Ohio members.

Compensation of Directors for 2022

The FHLB expects to compensate Ms. Rogers in accordance with the FHLB’s 2022 Director compensation and expense reimbursement policy, a policy that has not yet been adopted but is expected to be substantially similar to the 2021 policy.

Certain Relationships, Related Transactions, and Director Independence

Pursuant to the Bank Act and Finance Agency regulations, the FHLB's member directors serve as officers or directors of a member of the FHLB. The FHLB is a cooperative and conducts business primarily with its members, who are required to own capital stock in the FHLB as a prerequisite to transacting certain business with the FHLB. Subject to the Bank Act and Finance Agency regulations, the FHLB also issues consolidated obligations through the Office of Finance, maintains a portfolio of short-term and long-term investments, enters into derivative transactions, and provides certain cash management and other services; in each case, with members, housing associates, or other third parties of which directors may serve as officers or directors. All such transactions are made in the ordinary course of the FHLB's business and are subject to the same policies as transactions with the FHLB's members, housing associates, and third parties generally. For further information, see Item 13, "Certain Relationships and Related Transactions, and Director Independence", in the FHLB's 2020 Annual Report filed on Form 10-K with the Securities and Exchange Commission on March 18, 2021.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Form 8-K is a member announcement dated September 8, 2021, regarding Ms. Rogers’ election for the four-year term commencing January 1, 2022. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Member Announcement, dated September 8, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati
September 8, 2021	By:	/s/ Bridget C. Hoffman
Name: Bridget C. Hoffman
Title: Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Member Announcement, dated September 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)